EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-115570, Form S-8 No. 33-40102, Form S-8 No. 33-98944, Form S-8 No. 33-99218, Form S-8 No. 333-52047, Form S-8 No. 333-66284, Form S-8 No. 333-66286, Form S-8 No. 333-66322, Form S-8 No. 333-123223, Form S-3 No. 333-133876, Form S-3 No. 333-109029, Form S-3 No. 333-86806, Form S-3 No. 333-70786, Form S-3 No. 333-54978, Form S-3 No. 333-133876 and Form S-3 No. 33-93870) of Pulte Homes, Inc. and in the related Prospectuses of our reports dated January 31, 2007, with respect to the consolidated financial statements of Pulte Homes, Inc., Pulte Homes, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Pulte Homes, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Detroit, Michigan
February 21, 2007

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